UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2023

PROVECTUS BIOPHARMACEUTICALS, INC.

(Exact name of registrant as specified in charter)

Delaware	001-36457	90-0031917
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

800 S. Gay Street, Suite 1610, Knoxville, TN 37929

(Address of Principal Executive Offices) (Zip Code)

(866) 594-5999

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

Provectus Biopharmaceuticals, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) on June 21, 2023.

At the Annual Meeting, the Company’s stockholders voted on six proposals. A brief description and tabulation of votes for each proposal are set forth below.

Proposal 1. The Company’s stockholders elected the following directors for a term of one-year, consistent with the recommendation of the Company’s board of directors (the “Board”). There were 116,804,082 broker non-votes with respect to the proposal.

Name of Candidate	Number of Votes
	For	Withhold Authority
Webster Bailey	236,246,350	3,678,415
Bruce Horowitz	227,745,308	12,179,457
John Lacey, III, M.D.	229,468,606	10,456,259
Ed Pershing, CPA	236,214,269	3,710,496
Dominic Rodrigues	227,932,827	11,991,938

Proposal 2. The Company’s stockholders approved the advisory vote on the compensation of the Company’s named executive officers, consistent with the Board’s recommendation. There were 116,804,082 broker non-votes with respect to the proposal.

Number of Votes
For	226,093,665
Against	9,461,763
Abstention	4,369,337

Proposal 3. The Company’s stockholders approved a one-year frequency of the advisory vote on the compensation of the Company’s named executive officers. There were no broker non-votes with respect to the proposal. In light of the voting results on Proposal 3, the Company’s Board of Directors has determined that an advisory vote to approve the compensation of the Company’s named executive officers will be conducted every year, until the Company holds the next required stockholder advisory vote on the frequency of obtaining an advisory vote on named executive officer compensation.

Number of Votes
1 Year	225,357,358
2 Years	4,889,414
3 Years	3,921,828
Abstain	5,756,165

Proposal 4. The Company’s stockholders ratified the selection of Marcum LLP as the Company’s independent registered public accounting firm for 2023, consistent with the Board’s recommendation. There were no broker non-votes with respect to the proposal.

Number of Votes
For	354,414,074
Against	1,760,851
Abstention	553,922

Proposal 5. The Company’s stockholders authorized the Board to amend the Company’s Certificate of Incorporation, as amended by the Certificate of Designation of Series D Convertible Preferred Stock and Certificate of Designation of Series D-1 Convertible Preferred Stock (the “Certificates of Designation”), to effect a reverse stock split of the Company’s common stock, Series D Convertible Preferred Stock, and Series D-1 Convertible Preferred Stock at a ratio of between 1-for-10 and 1-for-50, where the ratio would be determined by the Board at its discretion, and to make corresponding amendments to the Certificates of Designation to provide for the proportional adjustment of certain terms upon a reverse stock split, consistent with the Board’s recommendation. There were no broker non-votes with respect to the proposal.

Number of Votes
For	321,704,418
Against	28,885,597
Abstention	6,138,832

Proposal 6. The Company’s stockholders authorized the Board, given the Company’s stockholders’ approval of Proposal 5, to amend the Company’s Certificate of Incorporation, as amended by the Certificates of Designation, to decrease the number of authorized shares of the Company’s common stock and preferred stock by the same reverse stock split ratio determined by the Board, consistent with the Board’s recommendation. There were no broker non-votes with respect to the proposal.

Number of Votes
For	325,415,362
Against	17,597,706
Abstention	13,715,779

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 22, 2023

PROVECTUS BIOPHARMACEUTICALS, INC.

By:	/s/ Bruce Horowitz
Bruce Horowitz
Chief Operating Officer (Principal Executive Officer)